EX 99.15

December 28, 2011

Ms. Michele Roberts

Senior Counsel, Office of Insurance Products

Division of Investment Management

Securities and Exchange Commission

100 F. Street N.E.

Washington, D.C. 20549

Re:          Western-Southern Life Assurance Company Separate Account 1

File Nos. 333-177619 and 811-04844

Pre-Effective Amendment Number 1

Dear Ms. Roberts:

Western-Southern Life Assurance Company (“WSLAC”) Separate Account 1 and WSLAC are filing herewith pre-effective amendment number 1 to registration statement 333-177619 on Form N-4.  This registration statement is filed in connection with a request for no-action relief initially submitted June 28, 2011 by Integrity Life Insurance Company, National Integrity Life Insurance Company and Western-Southern Life Assurance Company, revised most recently on December 6, 2011, related to the consolidation by each insurance company of its two separate accounts.

This pre-effective amendment reflects all comments received from the Staff and includes all exhibits, financial statements and other required disclosures not included in the initial registration statement.  In connection with this filing, we are submitting a request for acceleration, signed by the registrant and its underwriter, Touchstone Securities, Inc.

In connection with the foregoing, registrant acknowledges that: (i) should the Commission or the Staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filings; (ii) the action of the Commission or the Staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the registrant from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and (iii) the registrant may not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

If you have any questions or comments, please call me at (513) 629-1854 or email me at rhonda.malone@wslife.com.

Sincerely,

/s/ Rhonda S. Malone
Rhonda S. Malone
Counsel – Securities
Western & Southern Financial Group, Inc.